EXHIBIT 10.78

AMENDMENT 3 TO LICENSE AGREEMENT

This Amendment 3 to License Agreement (the “Amendment”) is made and entered into as of the 19 day of December, 2008 (“Execution Date”), by and between SOLVAY PHARMACEUTICALS, INC., a Georgia corporation having its principal office at 901 Sawyer Road, Marietta, Georgia 30062 (“Solvay”) and JPI COMMERCIAL, LLC, a Delaware limited liability corporation and wholly-owned subsidiary of Jazz Pharmaceuticals, Inc., a Delaware corporation (“Jazz Pharmaceuticals”), having its principal offices at 3180 Porter Drive, Palo Alto, California 94304 (“JPI”). Solvay and JPI are referred to herein on occasion separately as a “Party” or together as the “Parties”. Capitalized terms used herein shall have their respective meanings set forth in the License Agreement, unless otherwise defined herein.

WHEREAS, Solvay and JPI are parties to that certain License Agreement (the “Agreement”) dated as of the 31st day of January, 2007, as amended on March 12, 2008 and October 17, 2008;

WHEREAS, the Parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, the Parties agree as follows:

1. Amendment of Section 3.1(g). Section 3.1(g) of the Agreement is amended and replaced in its entirety with the following:

“(g) Three million five hundred thousand dollars ($3,500,000.00) on January 15, 2009;”

2. No Other Changes. Except as set forth above, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the License Agreement to be executed by their duly authorized representatives as of the Execution Date.

JPI COMMERCIAL, LLC		SOLVAY PHARMACEUTICALS, INC.

By:	/s/ Jason Levin	By:	/s/ Murray Kay
Print Name:	Jason Levin	Print Name:	Murray Kay
Title:	VP, Corporate Development	Title:	VP, Finance
Date:	12/19/08	Date:	12/19/08